UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 9, 2018

KinerjaPay Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55081

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

Jl. Multatuli, No.8A, Medan Indonesia	20151
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +62-819-6016-168

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 9, 2018, KinerjaPay Corp. (the “Registrant”) entered into a Series A Convertible Preferred Stock Securities Purchase Agreement (the “Agreement”) with an institutional investor (the “Investor”) for an aggregate purchase price of $500,000 (the “Share Purchase Price”). The total net proceeds to the Registrant for issuance and sale of the Series A Convertible Preferred Stock (the “Preferred Stock”) was $450,000 after payment of due diligence and legal fees related to this transaction.

The Preferred Stock is convertible into 400,000 shares of the Registrant’s common stock, par value $0.0001 (the “Shares”), at a conversion price of $1.25 per Share. In addition, the Registrant issued to the Investor Class N Warrants (the “Warrants”) exercisable to purchase 400,000 Shares on a cashless basis, at an exercise price of $1.25 per Share, during a period of three (3) years from the date of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KinerjaPay Corp.

By:	/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer

Date: January 12, 2018